As filed with the Securities and Exchange Commission
                               on October 25, 2004
                                                     Registration No. 333-78575
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                         POST-EFFECTIVE AMENDMENT NO. 8
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                   ___________

                            Internet HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

         Delaware                           6211                    13-5674085
(State or other jurisdiction of    (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification
                                                                     Number)
                                   ___________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)
                                   ___________

                                   Copies to:

          Judith Witterschein, Esq.             Andrew B. Janszky, Esq.
             Corporate Secretary                Shearman & Sterling LLP
    Merrill Lynch, Pierce, Fenner & Smith         599 Lexington Avenue
                Incorporated                    New York, New York 10022
              250 Vesey Street                       (212) 848-4000
          New York, New York 10281
               (212) 449-1000
     (Name, address, including zip code,
    and telephone number, including area
         code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
===============================================================================

PROSPECTUS

                                     [LOGO]


                        1,000,000,000 Depositary Receipts
                            Internet HOLDRS(SM) Trust

     The Internet HOLDRS(SM) Trust issues Depositary Receipts called Internet HOLDRS(SM) representing your undivided beneficial ownership in the common stock of a group of specified companies that are involved in various segments of the Internet industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Internet HOLDRS in a round-lot amount of 100 Internet HOLDRS or round-lot multiples. Internet HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet HOLDR, see "Highlights of Internet HOLDRS--The Internet HOLDRS" starting on page 11. The Internet HOLDRS trust issues Internet HOLDRS on a continuous basis.

     Investing in Internet HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

     Internet HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Internet HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Internet HOLDRS are listed on the American Stock Exchange under the symbol "HHH." On October 20, 2004 the last reported sale price of the Internet HOLDRS on the American Stock Exchange was $59.69.
                                  ___________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                  ___________

                The date of this prospectus is October 25, 2004.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                           Page

SUMMARY.......................................................................4
RISK FACTORS..................................................................5
HIGHLIGHTS OF INTERNET HOLDRS................................................11
THE TRUST....................................................................19
DESCRIPTION OF INTERNET HOLDRS...............................................19
DESCRIPTION OF THE UNDERLYING SECURITIES.....................................20
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT................................22
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................26
ERISA CONSIDERATIONS.........................................................31
PLAN OF DISTRIBUTION.........................................................31
LEGAL MATTERS................................................................31

                                   ___________

     This prospectus contains information you should consider when making your investment decision. With respect to information about Internet HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Internet HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Internet HOLDRS or of the underlying securities through an investment in the Internet HOLDRS.

                                     SUMMARY

     The Internet HOLDRS trust was formed under the depositary trust agreement, dated as of September 2, 1999 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the Internet industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Internet HOLDRS is specified under "Highlights of Internet HOLDRS--The Internet HOLDRS." This group of common stocks, and the securities of any company that may be added to the Internet HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 13 companies included in the Internet HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Internet HOLDRS are separate from the underlying common stocks that are represented by the Internet HOLDRS. On October 20, 2004, there were 3,868,600 Internet HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Internet HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Internet HOLDRS, including the risks associated with a concentrated investment in the Internet industry.

General Risk Factors

o Loss of investment. Because the value of Internet HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Internet HOLDRS if the underlying securities decline in value.

o Discount trading price. Internet HOLDRS may trade at a discount to the aggregate value of the underlying securities.

o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Internet HOLDRS or other corporate events, such as mergers, an Internet HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Internet HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

o Not necessarily representative of the Internet industry. At the time of the initial offering, the companies included in the Internet HOLDRS were generally considered to be involved in various segments of the Internet industry, however the market price of the underlying securities and the Internet HOLDRS may not necessarily follow the price movements of the entire Internet industry. If the underlying securities decline in value, your investment in the Internet HOLDRS will decline in value, even if common stock prices of companies in the Internet industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Internet HOLDRS may not be involved in the Internet industry. In this case, the Internet HOLDRS may not consist of securities issued only by companies involved in the Internet industry.

o Not necessarily comprised of solely Internet companies. As a result of distributions of securities by companies included in the Internet HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Internet HOLDRS and that are not involved in the Internet industry may be included in the Internet HOLDRS. The securities of a new company will only be distributed from the Internet HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Internet HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Internet HOLDRS provides no assurance that each new company included in the Internet HOLDRS will be involved in the Internet industry. Currently, the underlying securities included in the Internet HOLDRS are represented in the Consumer Discretionary, Financials and Information Technology GICS sectors. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Internet HOLDRS yet not be involved in the Internet industry. In addition the GICS sector classifications of securities included in the Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Internet HOLDRS, which may also result in the inclusion in the Internet HOLDRS of the securities of a new company that is not involved in the Internet industry.

o No investigation of underlying securities. The underlying securities initially included in the Internet HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Internet HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Internet HOLDRS may not necessarily be a diversified investment in the Internet industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Internet HOLDRS, may also reduce diversification. Internet HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Internet HOLDRS will involve payment of a cancellation fee to the trustee.

o Trading halts. Trading in Internet HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Internet HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Internet HOLDRS, you will not be able to trade Internet HOLDRS and you will only be able to trade the underlying securities if you cancel your Internet HOLDRS and receive each of the underlying securities.

o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet HOLDRS. If the Internet HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet HOLDRS are delisted. There are currently 13 companies whose securities are included in the Internet HOLDRS.

o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Internet HOLDRS and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distribution paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Internet HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Internet Industry

o The stock prices of companies involved in the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet HOLDRS, and you could lose a substantial part of your investment. The trading prices of the common stocks of Internet companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

     o    general market fluctuations;

     o actual or anticipated variations in companies' quarterly operating results;

     o announcements of technological innovations or new services offered by competitors of the companies included in the Internet HOLDRS;

     o    changes in financial estimates by securities analysts;

     o    conditions or trends in the Internet and online commerce industries;

     o    conditions or trends in online securities trading;

     o changes in the market valuations of Internet or online service companies;

     o    developments in Internet regulations;

     o legal or regulatory developments affecting companies included in the Internet HOLDRS or in the Internet industry;

     o announcements by Internet companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     o    unscheduled system downtime;

     o    additions or departures of key personnel;

     o sales of Internet companies' common stock or other securities in the open market; and

     o    difficulty in obtaining additional financing.

     In addition, the trading prices of Internet stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of Internet or electronic commerce companies, generally, could depress the stock prices of an Internet company regardless of Internet companies' results. The sharp decline in the market price of many Internet and Internet-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of Internet stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of Internet stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse effect on the financial condition and results of operations of companies whose common stocks are included in Internet HOLDRS.

     As a result of fluctuations in the trading prices of the companies included in the Internet HOLDRS, the trading price of an Internet HOLDR has fluctuated significantly. The initial offering price of an Internet HOLDR, on September 22, 1999, was $108.25 and during 2003 the price of an Internet HOLDR reached a high of $59.82 and a low of $37.65.

o Internet companies depend on continued growth and acceptance of the Internet as medium for online commerce and communication. Future revenues and any future profits of Internet companies depend upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Internet and other online services is a recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services. Recently, many of the companies whose common stocks all included in the Internet HOLDRS have been adversely affected by the general economic slowdown and an abrupt decline in demand for Internet products and services. This has had a significant negative impact on the market price of Internet HOLDRS A continuation of the current economic downturn may cause consumers to turn away from or fail to accept the Internet, which may continue to depress the market price of Internet HOLDRS. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. Internet companies rely on consumers who have previously used traditional means of commerce to exchange information and to purchase goods and services. For Internet companies to be successful, consumers must accept and use new ways of conducting business and exchanging information on the Internet.

o Companies whose securities are included in the Internet HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Internet HOLDRS. Companies whose securities are included in Internet HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Internet HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or terminate operations completely. Any of these actions may reduce the market price of stocks in the internet industry.

o Internet companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are worsened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their businesses. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The online commerce market, particularly over the

     Internet, is new, rapidly evolving and intensely competitive, and this competition is expected to intensify in the future. Barriers to entry are minimal, and companies can launch new sites and services at a relatively low cost.

o The ability of an Internet company to obtain, maintain or increase market share depends on timely introduction and market acceptance of new products offered by Internet companies. The Internet industry is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. The success of many Internet companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve performance, features and the reliability of their products. Internet companies must also quickly develop, introduce and deliver their products and services, or incur the risk that their competitors will introduce the same or similar products or services or products or services which could make their product obsolete. Many Internet companies may not successfully introduce new products or services, develop and maintain a loyal customer base or achieve general market acceptance for their products or services, and failure to do so could have a material adverse effect on their business, result of operations and financial condition.

o Many Internet companies are developing strategies to generate additional revenues for their products and services outside of the United States and if these strategies fail it could result in slower revenue growth and losses. Many Internet companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many Internet companies cannot be certain that investments in establishing operations in other countries will produce anticipated revenues as they have limited experience marketing products and services internationally.

o Some companies included in the Internet HOLDRS have a limited operating history which makes financial forecasting difficult. Some companies included in the Internet HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. Internet companies would expect their business, operating results and financial condition to be materially adversely affected if their revenues do not meet their projections and that net losses in a given quarter would be even greater than expected.

o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of Internet companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may result in more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of many companies included in the Internet HOLDRS.

o Inability to manage rapid growth could adversely affect systems, management resources and revenues. Some Internet companies are, or plan to begin, rapidly expanding their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the financial, operational, management, marketing, and sales systems and resources of many Internet companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

o Many Internet companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. Many Internet companies are highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that the companies included in the Internet HOLDRS will be able to continue to attract and retain qualified personnel.

                          HIGHLIGHTS OF INTERNET HOLDRS

     This discussion highlights information regarding Internet HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet HOLDRS.

Issuer........................    Internet HOLDRS Trust

The trust.....................    The Internet HOLDRS Trust was formed under the
                                  depositary trust agreement, dated as of
                                  September 2, 1999 among The Bank of New
                                  York, as trustee, Merrill Lynch, Pierce,
                                  Fenner & Smith Incorporated, other depositors and the owners of the Internet HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor.............    Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated

Trustee.......................    The Bank of New York, a New York
                                  state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering
                                  Internet HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Internet HOLDRS.

Purpose of Internet HOLDRS.....   Internet HOLDRS are designed to achieve the
                                  following:

                                  Diversification. Internet HOLDRS are designed to allow you to diversify your investment in the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                                  Flexibility. The beneficial owners of Internet HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Internet HOLDRS, and can cancel their Internet HOLDRS to receive each of the underlying securities represented by the Internet HOLDRS.

                                  Transaction costs. The expenses associated with buying and selling Internet HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets...................   The trust holds shares of common stock issued
                                  by specified companies that, when initially selected, were involved in the Internet industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary
                                  Trust Agreement--Distributions" and
                                  "--Reconstitution events." There are currently
                                  13 companies included in the Internet HOLDRS.

                                  The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Internet HOLDRS............   The trust has issued, and may continue to
                                  issue, Internet HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust on your behalf.

                                  The following chart provides:

                                  o  the names of the 13 issuers of the
                                     underlying securities currently represented by the Internet HOLDRS,

                                  o  the stock ticker symbols,

                                  o the share amounts currently represented by a round-lot of 100 Internet HOLDRS, and

                                  o the principal market on which the shares of common stock are traded.

                                                                     Share         Primary
                              Name of Company             Ticker     Amounts   Trading Market
                     Amazon.com, Inc.                   AMZN           18          NASDAQ
                     Ameritrade Holding Corporation     AMTD            9          NASDAQ
                     Time Warner Inc.                   TWX            42           NYSE
                     CMGI Inc.                          CMGI           10          NASDAQ
                     CNET Networks, Inc.                CNET            4          NASDAQ
                     DoubleClick Inc.                   DCLK            4          NASDAQ
                     EarthLink, Inc.                    ELNK          6.23         NASDAQ
                     eBay Inc.                          EBAY           24          NASDAQ
                     E*TRADE Financial Corporation      ET             12           NYSE
                     McAfee, Inc.                       MFE             7           NYSE
                     Priceline.com Incorporated         PCLN          1.167        NASDAQ
                     RealNetworks, Inc.                 RNWK            8          NASDAQ
                     Yahoo! Inc.                        YHOO           52          NASDAQ

                    The companies whose common stocks were included in the Internet HOLDRS at the time Internet HOLDRS were originally issued were generally were considered to be among the 20 largest and most liquid companies involved in the Internet industry as measured by market capitalization and trading volume on August 31, 1999. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                    The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Internet HOLDRS in a round-lot of 100 Internet HOLDRS and round-lot multiples. The trust will only issue Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet HOLDRS.

                    The number of outstanding Internet HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases........   You may acquire Internet HOLDRS in two ways:

                    o through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                    o   through a cash purchase in the secondary trading market.

Issuance and
cancellation fees.  If you wish to create Internet HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Internet HOLDRS, The Bank of New York, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet HOLDRS. If you wish to cancel your Internet HOLDRS and withdraw your underlying securities, The Bank of New York, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet HOLDRS.

Commissions......   If you choose to deposit underlying securities in order to receive Internet HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees.....   The Bank of New York,as trustee and as custodian, will
                    charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.


Rights relating
to Internet
HOLDRS..........    You have the right to withdraw the underlying securities
                    upon request by delivering a round- lot or integral multiple of a round-lot of Internet HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Internet HOLDRS themselves will not have voting rights.

Rights relating
to the
underlying
securities.......   Internet HOLDRS represents your beneficial ownership of the underlying securities. Owners of Internet HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Internet HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Internet HOLDRS and the right to surrender Internet HOLDRS to receive the underlying securities. Internet HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Internet HOLDRS. However, due to the nature of Internet HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Internet HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                    A holder of Internet HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Internet HOLDRS would need to surrender their Internet HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                    You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Internet HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Internet HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                    The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Internet HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.


                    There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Internet HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                    If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Internet HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Internet HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

Ownership rights
in fractional
shares in the
underlying
securities.......   As a result of distributions of securities by companies
                    included in the Internet HOLDRS or other corporate events, such as mergers, an Internet HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                    In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Internet HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Internet HOLDRS are outstanding and each round-lot of 100 Internet HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Internet HOLDRS. If holders of 50,000 round-lots of 100 Internet HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Internet HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution
events...........   The depositary trust agreement provides for the automatic
                    distribution of underlying securities from the Internet
                    HOLDRS to you in the following four circumstances:

                    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Internet HOLDRS.

                    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet HOLDRS.

                    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Internet HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

                    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                    To the extent a distribution of underlying securities from the Internet HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                    In addition, securities of a new company will be added to the Internet HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Internet HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                    It is anticipated, as a result of the broadly defined Standard & Poor's GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Internet HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet HOLDRS or distributed to you.

Standard &
Poor's sector
classifications...  Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry

                    Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Internet HOLDRS are currently represented in the Consumer Discretionary, Financials and Information Technology GICS sectors. The Standard & Poor's GICS sector classifications of the securities included in the Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination
events...........   A. The Internet HOLDRS are delisted from the American Stock
                       Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet HOLDRS are delisted.

                    B. The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                    C. Beneficial owners of at least 75% of outstanding Internet
                       HOLDRS vote to dissolve and liquidate the trust.

                    If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                    Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Internet HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States
Federal income tax  The United States federal income tax laws will treat a U.S.
consequences......  holder of Internet HOLDRS as directly owning the underlying securities. The Internet HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing..........   The Internet HOLDRS are listed on the American Stock
                    Exchange under the symbol "HHH." On October 20, 2004, the last reported sale price of the Internet HOLDRS on the American Stock Exchange was $59.69.

Trading..........   Investors are only able to acquire, hold, transfer and
                    surrender a round-lot of 100 Internet HOLDRS. Bid and ask prices, however, are quoted per single Internet HOLDR.

Clearance and
settlement.......   Internet HOLDRS have been issued only in book-entry form.
                    Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The
                    Depository Trust Company, referred to as

                    DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Internet HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Internet HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Internet HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Internet HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of September 2, 1999. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Internet HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Internet HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2039, or earlier if a termination event occurs.

                         DESCRIPTION OF INTERNET HOLDRS

     The trust has issued Internet HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Internet HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Internet HOLDRS in a round-lot of 100 Internet HOLDRS and round-lot multiples. The trust will only issue Internet HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet HOLDRS.

     Internet HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet HOLDRS--The Internet HOLDRS."

     Beneficial owners of Internet HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Internet HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Internet HOLDRS are available only in book-entry form. Owners of Internet HOLDRS hold their Internet HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of initial selection, were involved in various segments of the Internet industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the Internet industry as measured by market capitalization and trading volume.

     The Internet HOLDRS may no longer consist exclusively of securities issued by companies involved in the Internet industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Internet HOLDRS, please refer to "Highlights of Internet HOLDRS--The Internet HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Internet HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their respective affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the 13 underlying securities currently represented by a single Internet HOLDR, measured at the close of the business day on March 30, 1999, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month through August 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.



                      Closing                        Closing                       Closing                     Closing
      1999             Price           2000           Price          2001           Price         2002          Price
March 30........      101.59    January 31.........  121.39   January 31.........   47.42   January 31...       31.31
March 31........      103.18    February 29........  124.35   February 28........   36.15   February 28..       28.11
April 30........      123.10    March 31.......      131.74   March 30.......       31.69   March 28.....       29.91
May 28..........       96.96    April 28.......      105.39   April 30.......       40.91   April 30.....       25.81
June 30.........       98.31    May 31.........       86.74   May 31.........       43.04   May 31.......       26.41
July 30.........       77.94    June 30........       86.60   June 29........       44.42   June 28......       24.10
August 31.......       80.66    July 31........       83.82   July 31........       39.26   July 31......       20.37
September 30....       94.04    August 31......       90.70   August 31......       32.21   August 30....       20.46
October 29......       97.25    September 29...       76.18   September 28...       26.85   September 30.       19.23
November 30.....      115.39    October 31.....       59.69   October 31.....       28.42   October 31...       24.44
December 31.....      147.24    November 30....       42.54   November 30....       34.63   November 29..       27.89
                                December 29....       33.74   December 31....       34.26   December 31..       24.70

                      Closing                        Closing
      2003             Price           2004           Price
January 31......      25.81    January 30.........   51.50
February 28.....      26.70    February 27........   49.77
March 31........      28.94    March 31.......       50.81
April 30........      31.99    April 30.......       52.98
May 30..........      37.40    May 28.........       59.08
June 30.........      38.91    June 30........       64.26
July 31.........      39.93    July 30........       54.37
August 29.......      42.63    August 31......       55.07
September 30....      42.48
October 31......      46.73
November 28.....      46.70
December 31.....      50.23



                                [OBJECT OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of September 2, 1999, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet HOLDRS, provides that Internet HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

     The trustee. The Bank of New York serves as trustee for the Internet HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Internet HOLDRS. You may create and cancel Internet HOLDRS only in round-lots of 100 Internet HOLDRS. You may create Internet HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet HOLDRS. Similarly, you must surrender Internet HOLDRS in integral multiples of 100 Internet HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Internet HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Internet HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Internet HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.

     Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Internet HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Internet HOLDRS at the time of the distribution. In addition, if the issuer of the underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Internet HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet HOLDRS to you in the following four circumstances:

          A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet HOLDRS.

          B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet HOLDRS.

          C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet HOLDRS only if, as provided in the amendment to depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

          D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Internet HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Internet HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Internet HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet HOLDRS will be distributed from the Internet HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Internet HOLDRS are currently represented in the Consumer Cyclicals, Consumer Staples, Financials and Technology sectors. The Standard & Poor's sector classifications of the securities included in the Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Internet HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet HOLDRS.

     Further issuances of Internet HOLDRS. The depositary trust agreement provides for further issuances of Internet HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Internet HOLDRS will surrender their Internet HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Internet HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet HOLDRS.

     Issuance and cancellation fees. If you wish to create Internet HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet HOLDRS. If you wish to cancel your Internet HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Internet HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286 temporarily relocated to 1 Wall Street, New York, NY 10286.

     Governing law. The depositary trust agreement and the Internet HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Internet HOLDRS for:

          o    an individual who is a citizen or resident of the United States;

          o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

          o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

          o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

          o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

     If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Internets HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Internet HOLDRS, and partners in such partnerships, should consult their tax advisors.

     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Internet HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Internet HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Internet HOLDRS held by a partnership or other flow through entities. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Internet HOLDRS

     A receipt holder purchasing and owning Internet HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Qualified dividend income received in respect of Internet HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Internet HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Internet HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet HOLDRS. Similarly, with respect to sales of Internet HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Internet HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

     o    a corporation that is incorporated in a possession of the United
          States,

but will not include:

     o    a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o    a foreign investment company (as specially defined in the Code).

     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer holders of Internet HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Internet HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Internet HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Internet HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Internet HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Internet HOLDRS. The trust delivered the initial distribution of Internet HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

     Investors who purchase Internet HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Internet HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Internet HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Internet HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet HOLDRS. This prospectus relates only to Internet HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1999, 2000, 2001, 2002, and 2003, through September 2004. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one-sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were publicly traded during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.


                             AMAZON.COM, INC. (AMZN)

     Amazon.com, Inc. is a customer-centric company that sells a range of products that it purchases from manufacturers and distributors through its six global Websites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp and www.amazon.ca. The range of new and used products available through these Websites includes books, music, videos, toys, electronics, software, video games and home improvement products. Through its Syndicated Stores program, Amazon utilizes its e-commerce services, features and technologies to sell its products through other businesses' Websites.

           Closing              Closing              Closing             Closing          Closing            Closing
   1999     Price      2000      Price      2001     Price      2002     Price    2003    Price      2004     Price
----------------------------------------------------------------------------------------------------------------------
January     58 15/32 January     64 9/16  January     17.31   January     14.19  January    21.85   January     50.40
February    64 1/16  February    68 7/8   February    10.19   February    14.10  February   22.01   February    43.01
March       86 3/32  March       67       March       10.23   March       14.30  March      26.03   March       43.28
April       86 1/32  April       55 3/16  April       15.78   April       16.69  April      28.69   April       43.60
May         59 3/8   May         48 5/16  May         16.69   May         18.23  May        35.89   May         48.50
June        62 9/16  June        36 5/16  June        14.15   June        16.25  June       36.32   June        54.40
July        50 1/32  July        30 1/8   July        12.49   July        14.45  July       41.64   July        38.92
August      62 3/16  August      41 1/2   August       8.94   August      14.94  August     46.32   August      38.14
September   79 15/16 September   38 7/16  September    5.97   September   15.93  September  48.43   September   40.86
October     70 5/8   October     36 5/8   October      6.98   October     19.36  October    54.43
November    85 1/16  November    24 11/16 November    11.32   November    23.35  November   53.97
December    76 1/8   December    15 9/16  December    10.82   December    18.89  December   52.62

         The closing price on October 20, 2004 was $38.35.

                      AMERITRADE HOLDING CORPORATION (AMTD)

     Ameritrade Holding Corporation (AMTD) is a provider of securities brokerage services and technology-based financial services to retail investors and business partners, predominantly through the Internet. It offers electronic brokerage services such as touch-tone trading; trading over the Internet; real-time quotes; and commitment on the speed of execution. Since initiating online trading, AMTD has substantially increased its number of brokerage accounts, average daily trading volume and total assets in client accounts. As of September 26, 2003, the Company had approximately three million client accounts. AMTD also provides trading execution and clearing services for its own broker-dealer operations and for unaffiliated broker-dealers through its subsidiary, Ameritrade, Inc.

             Closing               Closing               Closing             Closing                 Closing               Closing
    1999      Price       2000      Price        2001     Price       2002    Price       2003        Price       2004      Price
----------------------------------------------------------------------------------------------------------------------------------
January      13 3/8    January     15 15/16   January     10.25    January     6.07    January         5.22    January      15.86
February     16 1/4    February    18 11/16   February     8.19    February    5.30    February        5.05    February     16.21
March        20 37/64  March       20 57/64   March        5.28    March       6.49    March           4.96    March        15.40
April        44 33/64  April       16 3/4     April        6.82    April       5.37    April           5.00    April        12.26
May          29 57/64  May         11 3/8     May          8.48    May         5.32    May             7.83    May          11.89
June         35 21/64  June        11 5/8     June         7.96    June        4.58    June            7.40    June         11.35
July         24 15/16  July        12 13/16   July         6.44    July        3.50    July            9.49    July         11.09
August       20 3/8    August      18 13/16   August       5.96    August      3.63    August         10.85    August       11.39
September    18 3/8    September   17 3/4     September    4.01    September   3.73    September      11.44    September    12.01
October      16 1/4    October     14 5/8     October      5.50    October     4.54    October        13.71
November     22 5/8    November     8 1/4     November     5.96    November    5.15    November       12.57
December     21 11/16  December     7         December     5.92    December    5.66    December       14.11


         The closing price on October 20, 2004 was $12.34.




                             TIME WARNER INC. (TWX)

     Time Warner, Inc., formerly known as AOL, is a media and entertainment company. Time Warner classifies its business interests into five fundamental areas: America Online, Inc., consisting principally of interactive services; Cable, consisting principally of interests in cable systems providing video and high-speed data services; Filmed Entertainment, consisting principally of feature film, television and home video production and distribution; Networks, consisting principally of cable television and broadcast networks, and Publishing, consisting principally of magazine and book publishing, which consists of interactive services, Web properties, Internet technologies and electronic commerce services.

                Closing                Closing                 Closing           Closing               Closing             Closing
    1999         Price      2000        Price        2001       Price    2002     Price      2003      Price     2004      Price
----------------------------------------------------------------------------------------------------------------------------------
January        43 15/16    January      56 15/16    January     52.56   January    26.31    January     11.66   January     17.57
February       44 15/32    February     59 1/4      February    44.03   February   24.80    February    11.32   February    17.25
March          73 1/2      March        67 7/16     March       40.15   March      23.65    March       10.86   March       16.86
April          71 3/8      April        60 1/8      April       50.50   April      19.02    April       13.68   April       16.82
May            59 5/8      May          53 3/8      May         52.19   May        18.70    May         15.22   May         17.04
June           55          June         52 5/8      June        53.00   June       14.71    June        16.09   June        17.58
July           47 9/16     July         53 1/4      July        45.45   July       11.50    July        15.43   July        16.65
August         45 21/32    August       58 33/64    August      37.35   August     12.65    August      16.36   August      16.35
September      52 1/32     September    53 3/4      September   33.10   September  11.70    September   15.11   September   16.14
October        64 21/32    October      50 1/2      October     31.10   October    14.75    October     15.29
November       73          November     40 39/64    November    34.90   November   16.37    November    16.28
December       75 7/8      December     34 51/64    December    32.10   December   13.10    December    17.99

         The closing price on October 20, 2004 was $16.35.

                                CMGI INC. (CMGI)

     CMGI Inc. provides technology and e-commerce solutions that help businesses market, sell and distribute their products and services through its majority-owned subsidiary, SalesLink Corporation, and its wholly owned subsidiary, SL Supply Chain Services International Corp. The Company's operating subsidiaries operate in one segment: E-Business and Fulfillment. Its E-Business and Fulfillment companies deliver goods from the manufacturer to the customer by applying technology to provide inventory and supply chain management, as well as fulfillment services. CMGI's affiliated venture capital arm is comprised of venture capital funds that focus on investing in technology companies. In August 2004, the Company acquired Modus Media, Inc.., a provider of supply chain management solutions. CMGI will combine the supply chain management businesses of SalesLink with that of Modus Media, and the combined business will operate as ModusLink Corporation.

                Closing                Closing                 Closing            Closing             Closing              Closing
    1999         Price        2000       Price        2001       Price    2002     Price      2003      Price      2004      Price
-----------------------------------------------------------------------------------------------------------------------------------
January        30 1/2      January     112 9/16    January       6.13    January    1.66    January      0.89    January     2.77
February       30 21/32    February    129 9/16    February      4.07    February   1.47    February     0.82    February    2.40
March          45 49/64    March       113 5/16    March         2.54    March      1.35    March        0.77    March       2.45
April          63 41/64    April        71 1/4     April         2.99    April      1.28    April        0.99    April       1.73
May            51 13/16    May          47 13/16   May           4.20    May        0.79    May          1.40    May         1.97
June           57 1/32     June         45 13/16   June          3.00    June       0.48    June         1.51    June        1.95
July           46 3/32     July         37 7/8     July          2.02    July       0.41    July         1.79    July        1.38
August         41 31/32    August       44 3/4     August        1.78    August     0.57    August       1.54    August      1.18
September      51 1/4      September    27 15/16   September     1.00    September  0.35    September    1.55    September   1.21
October        54 23/32    October      16 7/8     October       1.51    October    0.53    October      1.88
November       73 21/32    November     10 1/16    November      2.09    November   1.44    November     2.12
December      138 7/16     December      5 19/32   December      1.63    December   0.98    December     1.78

         The closing price on October 20, 2004 was $1.18.

                           CNET NETWORKS, INC. (CNET)

     CNET Networks, Inc. is a global media company that provides Internet-related services and technology in the United States and 15 countries internationally. The Company's portfolio of online brands encompasses three distinct content categories: personal technology, games and entertainment and business technology. The personal technology category is anchored by brands such as CNET.com, Download.com and Shopper.com. The games and entertainment category primarily consists of the GameSpot and MP3.com brands. MP3.com was added to the portfolio in late 2003. Brands such as ZDNet, TechRepublic, News.com and Builder.com are components of the business technology category. In addition to its Internet operations, the Company also has publishing operations, which publish Computer Shopper magazine.

                Closing                Closing               Closing            Closing             Closing            Closing
    1999         Price      2000       Price       2001       Price    2002     Price      2003      Price      2004    Price
---------------------------------------------------------------------------------------------------------------------------------
January        26 1/4     January      49         January     17.94  January    6.05    January      2.53    January    10.75
February       28 21/32   February     66 7/8     February    12.44  February   4.76    February     2.06    February    9.92
March          46 1/16    March        50 11/16   March       11.19  March      5.48    March        2.51    March      10.34
April          64 1/4     April        34 9/16    April       12.27  April      4.10    April        3.61    April       8.71
May            54 1/8     May          34 7/16    May         11.02  May        3.10    May          5.35    May         9.66
June           57 5/8     June         24 9/16    June        13.00  June       1.99    June         5.95    June       11.07
July           40         July         29 15/16   July        11.00  July       1.15    July         7.27    July        9.13
August         37 9/16    August       33 1/2     August       9.18  August     1.25    August       8.42    August      8.13
September      56         September    24 23/64   September    4.30  September  1.10    September    7.04    September   9.15
October        47 3/16    October      31 1/2     October      4.94  October    1.98    October      8.14
November       50 15/16   November     21 3/8     November     7.49  November   3.04    November     7.48
December       56 3/4     December     16         December     8.97  December   2.71    December     6.82

     The closing price on October 20, 2004 was $8.55.

                             DOUBLECLICK INC. (DCLK)

     DoubleClick Inc. provides technology and data products and services designed to address a full range of marketing processes, from pre-campaign planning and testing to execution, measurement and campaign refinements. DoubleClick collects consumer purchasing data and sells information from its proprietary database and its statistical modeling technology to provide direct marketers with information and analysis. DoubleClick derives its revenues from two business segments, DoubleClick TechSolutions, which includes the Company's ad management and marketing automation products and services, and DoubleClick Data, consisting of its Abacus and Data Management divisions, which provides products and services to direct marketers.

             Closing                Closing               Closing             Closing             Closing            Closing
 1999         Price      2000       Price       2001       Price    2002       Price      2003      Price      2004    Price
---------------------------------------------------------------------------------------------------------------------------------
January      24 1/16    January     98 13/16   January     15.40   January      11.29    January     6.31    January    12.02
February     22 15/32   February    88 13/16   February    13.44   February     10.77    February    6.44    February   10.84
March        45 33/64   March       93 5/8     March       11.57   March        11.99    March       7.77    March      11.25
April        69 29/32   April       75 7/8     April       12.34   April         7.76    April       8.60    April       8.05
May          48 23/32   May         42 1/4     May         13.05   May           8.24    May        10.50    May         8.48
June         45 7/8     June        38 1/8     June        13.96   June          7.25    June        9.25    June        7.77
July         40 1/2     July        35 15/16   July        11.35   July          4.76    July       11.22    July        5.17
August       49 15/16   August      40 11/16   August       8.03   August        5.63    August     11.27    August      5.25
September    59 9/16    September   32         September    5.70   September     5.14    September  10.78    September   5.91
October      70         October     16 1/4     October      7.38   October       7.00    October     8.37
November     80 1/32    November    14 3/16    November     9.04   November      7.14    November    9.54
December    126 17/32   December    11         December    11.34   December      5.66    December   10.30

         The closing price on October 20, 2004 was $6.21.


                             EARTHLINK, INC. (ELNK)

     EarthLink, Inc. is an Internet service provider that provides nationwide Internet access and related value-added services to its individual and business customers. EarthLink pursues four key business areas: narrowband access; broadband access; Web hosting; and content, commerce and advertising. The Company's primary service offerings include narrowband Internet access, including dial-up access over traditional telephone lines and wireless access; high-speed or broadband access via digital subscriber line, cable modem, satellite and dedicated circuits. By acquiring PeoplePC Inc. in July 2002, the Company also offers PeoplePC's access software, which is used to deliver service to the EarthLink-branded premium narrowband subscribers. In September 2003, the Company launched TotalAccess 2004, a version of EarthLink's Internet access software that provides various enhancements and e-mail features.


               Closing                Closing               Closing            Closing             Closing            Closing
    1999       Price      2000        Price       2001       Price    2002      Price    2003      Price    2004      Price
--------------------------------------------------------------------------------------------------------------------------------
January        51         January      26 1/2     January      8.40   January    9.53   January    5.31    January      9.45
February       42 3/4     February     24 7/8     February     9.00   February   8.97   February   4.97    February     9.13
March          43 1/32    March        19 7/16    March       12.12   March     10.15   March      5.75    March        8.87
April          48 15/32   April        18 7/8     April       10.94   April      7.28   April      6.86    April        9.19
May            37         May          14 13/16   May         13.18   May        6.58   May        6.74    May         10.04
June           44 5/16    June         15 7/16    June        14.10   June       6.63   June       7.98    June        10.35
July           33 9/16    July         12 1/2     July        16.37   July       4.58   July       7.65    July         9.87
August         29 3/16    August       11 1/4     August      13.51   August     6.10   August     7.59    August      10.01
September      27 11/16   September     9 1/8     September   15.23   September  5.34   September  8.23    September   10.30
October        25 11/16   October       6 17/32   October     14.65   October    6.11   October    9.11
November       31 9/16    November      6 1/2     November    14.80   November   6.22   November   9.54
December       26 13/32   December      5 1/32    December    12.17   December   5.45   December  10.00

         The closing price on October 20, 2004 was $11.45.

                                eBAY INC. (EBAY)

     eBay Inc. provides an online trading platform through the Internet. eBay permits sellers to list items for sale, buyers to bid on items of interest and all eBay users to browse through listed items. Goods bought and sold on eBay range from personal items to office equipment, services, cars and homes. Sellers on eBay include individuals, distributors, liquidators, retailers and mail order companies. Through the PayPal service, the Company enables any business or consumer with e-mail in 38 countries to send and receive online payments. As of December 31, 2003, through wholly owned and majority-owned subsidiaries and affiliates, eBay had Websites directed toward the United States, Australia, Austria, Belgium, Canada, China, France, Germany, Hong Kong, Ireland, Italy, The Netherlands, New Zealand, Singapore, South Korea, Spain, Sweden, Switzerland, Taiwan and the United Kingdom.

             Closing              Closing            Closing            Closing           Closing           Closing
    1999     Price      2000      Price    2001       Price    2002      Price   2003      Price   2004      Price
------------------------------------------------------------------------------------------------------------------------
January      23.14    January     37.52   January     24.69   January    29.51  January    37.58   January    66.93
February     27.83    February    35.84   February    19.16   February   26.03  February   39.21   February   68.70
March        34.33    March       44.00   March       18.09   March      28.32  March      42.66   March      69.28
April        52.03    April       39.80   April       25.24   April      26.55  April      46.46   April      80.03
May          44.30    May         31.28   May         30.26   May        27.61  May        50.83   May        88.80
June         37.84    June        27.16   June        34.25   June       30.81  June       52.00   June       91.95
July         24.42    July        25.00   July        31.29   July       28.55  July       53.65   July       79.15
August       31.39    August      31.00   August      28.12   August     28.26  August     55.41   August     86.54
September    35.27    September   34.34   September   22.88   September  26.41  September  53.64   September  91.94
October      33.78    October     25.75   October     26.24   October    31.62  October    55.93
November     41.27    November    17.16   November    34.04   November   34.46  November   55.89
December     31.30    December    16.50   December    33.45   December   33.91  December   64.61

         The closing price on October 20, 2004 was $91.36.

                       E*TRADE FINANCIAL CORPORATION (ET)

     E*TRADE Financial Corporation is a global financial services holding company that offers a range of financial products and services to retail, corporate and institutional customers primarily through its subsidiaries. Its business is organized into two segments, Brokerage and Banking. Brokerage services, including advanced trading platforms, options trading and streaming quotes, are based upon proprietary transaction-enabling technology and are designed primarily to serve the needs of self-directed investors. The Brokerage Segment generates revenues primarily from commissions and margin lending. Primarily through E*TRADE Bank, the Company offers a full suite of commercial banking products and services.

             Closing              Closing            Closing            Closing           Closing             Closing
    1999     Price      2000      Price    2001       Price    2002      Price   2003      Price    2004       Price
------------------------------------------------------------------------------------------------------------------------
January      27 19/32  January    21 1/16  January    14.00   January    8.97  January      4.50    January     13.99
February     23        February   24 5/8   February    9.01   February   8.10  February     4.20    February    14.31
March        29 5/32   March      30 1/8   March       6.98   March      9.42  March        4.21    March       13.35
April        57 3/4    April      21 1/2   April       9.40   April      7.54  April        5.50    April       11.36
May          44 1/2    May        15 9/16  May         7.50   May        6.20  May          7.65    May         11.41
June         39 15/16  June       16 1/2   June        6.45   June       5.46  June         8.50    June        11.15
July         30 1/8    July       15       July        6.48   July       3.95  July         9.16    July        11.07
August       25        August     17 3/4   August      6.40   August     4.34  August       9.23    August      11.78
September    23 1/2    September  16 7/16  September   6.05   September  4.45  September    9.26    September   11.42
October      23 13/16  October    14 9/16  October     6.53   October    4.50  October     10.30
November     30 1/16   November    8       November    8.00   November   5.68  November    10.83
December     26 1/8    December    7 3/8   December   10.25   December   4.86  December    12.65

         The closing price on October 20, 2004 was $11.83.

                                  McAFEE (MFE)

     McAfee, Inc., formerly Network Associates, Inc. is a global supplier of software products that address Internet and other large-scale network generation security and management issue. The Company offers two principal families of products: McAfee System Protection Solutions, which delivers anti-virus and security products and services, designed to protect systems such as desktops and servers; and McAfee Network Protection Solutions, which offers products designed to maximize the performance and security of networks. These products are offered to large enterprises, governments, small and medium sized business and consumer users. McAfee has established Expert Services and Technical Support to provide professional assistance in the design, installation, configuration and implementation of its customers' networks and acquired products.

             Closing              Closing            Closing            Closing           Closing              Closing
    1999     Price      2000      Price     2001       Price    2002      Price   2003      Price     2004       Price
------------------------------------------------------------------------------------------------------------------------
January      52 3/8    January    25 15/16  January     7.56   January    29.99  January     15.27   January     17.35
February     47        February   30 7/16   February    6.46   February   23.72  February    14.80   February    17.54
March        30 11/16  March      32 1/4    March       8.25   March      24.20  March       13.81   March       18.00
April        13 1/4    April      25 7/16   April      11.03   April      17.75  April       11.43   April       15.68
May          14 11/16  May        21 7/8    May        14.52   May        19.35  May         12.14   May         16.65
June         14 11/16  June       20 3/8    June       12.45   June       19.27  June        12.68   June        18.13
July         17 1/2    July       19 3/16   July       16.84   July       12.15  July        11.30   July        17.98
August       16 7/8    August     25 7/8    August     15.85   August     13.00  August      13.92   August      19.78
September    19 1/8    September  22 5/8    September  12.89   September  10.63  September   13.76   September   20.10
October      18 5/16   October    19 1/4    October    19.20   October    15.89  October     13.93
November     25 1/4    November   13        November   22.95   November   18.26  November    13.39
December     26 11/16  December    4 3/16   December   25.85   December   16.09  December    15.04

         The closing price on October 20, 2004 was $21.94.

                       PRICELINE.COM INCORPORATED (PCLN)

     Priceline.com Incorporated provides an e-commerce pricing system, known as a demand collection system, which enables consumers to use the Internet to save money on a range of products and services, while enabling sellers to generate incremental revenue. Using its consumer product, Name Your Own Price, the Company collects consumer demand, in the form of individual customer offers, for a particular product or service at a price set by the customer. The Company then either communicates that demand directly to participating sellers or accesses a proprietary database of inventory available to priceline.com for purchase and, based upon the customer's offer price, elects whether or not to accept that customer's offer. Participating sellers include domestic and international airlines, hotel chains, long-distance telephone companies, home-mortgage lenders and car retailers.

               Closing                  Closing               Closing              Closing            Closing               Closing
    1999        Price       2000         Price      2001       Price    2002        Price    2003      Price     2004       Price
------------------------------------------------------------------------------------------------------------------------------------
January            *       January       248.00    January      15.94   January     37.80   January      7.80     January     19.13
February           *       February      335.62    February     16.12   February    24.00   February     7.92     February    23.02
March           497.25     March         480.00    March        15.19   March       31.38   March        9.84     March       26.96
April           974.25     April         379.50    April        29.10   April       30.24   April       13.32     April       24.27
May             672.19     May           228.75    May          32.40   May         24.18   May         24.60     May         26.20
June            693.38     June          227.91    June         54.30   June        16.74   June        22.32     June        26.93
July            453.38     July          141.75    July         53.22   July        11.10   July        32.84     July        23.68
August          408.75     August        163.12    August       33.12   August      14.10   August      39.49     August      20.88
September       387.00     September      71.25    September    22.74   September   8.76    September   29.04     September   22.17
October         361.50     October        34.50    October      28.86   October     13.26   October     28.18
November        372.00     November       15.00    November     25.20   November    10.50   November    19.05
December        284.25     December        7.88    December     34.92   December    9.60    December    17.90

         The closing price on October 20, 2004 was $20.16.

                            REALNETWORKS, INC. (RNWK)

     RealNetworks, Inc. is a global provider of digital media services and software. or Internet media delivery, which is engaged in the development of streaming media systems that enable the creation, real-time delivery and playback of audio, video and multimedia content on the Internet. Consumers use the Company's services and software to find, play, purchase and manage free digital content, including music, video and games. Broadcasters, network operators, media companies and enterprises use its products and services to create and deliver digital media to personal computers (PCs), mobile phones and consumer electronics devices.

              Closing                  Closing                Closing              Closing           Closing             Closing
     1999      Price      2000          Price      2001        Price     2002       Price   2003      Price     2004      Price
-----------------------------------------------------------------------------------------------------------------------------------
  January     17 45/64    January      78 19/32    January     10.18    January     6.51   January     3.56    January    5.59
  February    17 17/32    February     70 5/16     February     7.18    February    5.45   February    4.15    February   5.69
  March       30 35/64    March        56 15/16    March        7.06    March       7.02   March       4.13    March      6.00
  April       55 3/8      April        47 5/8      April        9.20    April       7.03   April       5.13    April      5.69
  May         35 7/16     May          36 5/16     May         11.01    May         8.50   May         7.96    May        6.01
  June        34 7/16     June         50 9/16     June        11.75    June        4.07   June        6.76    June       6.84
  July        38 5/32     July         42 7/16     July         7.02    July        4.10   July        5.75    July       5.64
  August      40 7/8      August       48 11/16    August       7.22    August      4.58   August      6.32    August     4.97
  September   52 9/32     September    39 3/4      September    4.86    September   3.61   September   6.48    September  4.66
  October     54 27/32    October      20 39/64    October      5.67    October     3.51   October     6.65
  November    69 3/4      November     12 7/16     November     6.58    November    3.86   November    5.97
  December    60 5/32     December      8 11/16    December     5.94    December    3.81   December    5.71

         The closing price on October 20, 2004 was $4.82.

                               YAHOO! INC. (YHOO)

     Yahoo! Inc. is a global provider of Internet products and services that operates through the Yahoo! Network, its worldwide network of online properties. The Company's properties and services for consumers and businesses are divided into four areas: Search and Marketplace, Information and Content, Communications and Consumer Services and Affiliate Services. Its basic products and service offerings are available without charge to its users. It also offers a variety of fee-based services that provide users access to value-added content or services. The Company also sells marketing and advertising services to businesses across its properties and services. In October 2003, Yahoo! completed the acquisition of Overture Services, Inc.

            Closing                 Closing                  Closing           Closing            Closing             Closing
 1999        Price        2000       Price        2001        Price    2002     Price  2003        Price    2004       Price
-------------------------------------------------------------------------------------------------------------------------------
January      44.28     January       80.51      January      18.66   January    8.62  January      9.10    January    23.49
February     38.38     February      79.85      February     11.90   February   7.23  February    10.43    February   22.17
March        42.10     March         85.69      March         7.88   March      9.23  March       12.01    March      24.24
April        43.67     April         65.12      April        10.09   April      7.38  April       12.39    April      25.26
May          37.00     May           56.53      May           9.06   May        8.01  May         14.92    May        30.66
June         43.06     June          61.94      June          9.99   June       7.38  June        16.35    June       36.40
July         34.11     July          64.35      July          8.81   July       6.59  July        15.56    July       30.80
August       36.88     August        60.75      August        5.93   August     5.14  August      16.69    August     28.51
September    44.88     September     45.50      September     4.41   September  4.78  September   17.69    September  33.91
October      44.76     October       29.32      October       5.44   October    7.46  October     21.85
November     53.19     November      19.82      November      7.78   November   9.14  November    21.50
December    108.17     December      15.03      December      8.87   December   8.18  December    22.51


         The closing price on October 20, 2004 was $34.49.

===============================================================================







                       HOLding Company Depositary Receipts

                        1,000,000,000 Depositary Receipts

                            Internet HOLDRS(SM) Trust

                               -------------------

                               P R O S P E C T U S

                               -------------------




                                October 25, 2004





===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on October 25, 2004.

                             Merrill Lynch, Pierce, Fenner & Smith Incorporated


                             By:                       *
                                ------------------------------------------
                                Name:  John J. Fosina
                                Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities indicated below on October 25, 2004.


                      Signature                            Title
                      ---------                            -----
                          *                         Chief Executive Officer,
            --------------------------              Chairman of the Board
                 James P. Gorman


                          *
            --------------------------              Director
                   Do Woo Kim


                          *
            --------------------------              Director
                Carlos M. Morales


                          *
            --------------------------              Director
               Candace E. Browning


                          *
            --------------------------              Chief Financial Officer
                   John J. Fosina


                          *                         Controller
            --------------------------
                   Joseph F. Regan


            *By: /s/ Mitchell M. Cox                Attorney-in-Fact
                ----------------------
                   Mitchell M. Cox

                                INDEX TO EXHIBITS


Exhibits
--------

*4.1 Form of Depositary Trust Agreement and form of HOLDRS, filed on May 14, 1999 as part of the registration statement filed on form S-1 for Internet HOLDRS.

*4.2 Form of Internet HOLDRS Receipts, filed on May 14, 1999 as part of the registration statement filed on form S-1 for Internet HOLDRS.

*4.3 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 22, 1999, filed on November 28, 2000 as part of post-effective Amendment No. 3 to the registration statement filed on form S-1 for Internet HOLDRS.

*4.4 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on May 14, 1999 as part of the registration statement filed on form S-1 for Internet HOLDRS.

*5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Internet HOLDRS, filed on May 14, 1999 as part of the registration statement filed on form S-1 for Internet HOLDRS.

*8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on May 14, 1999 as part of the registration statement filed on form S-1 for Internet HOLDRS.

*8.2 Opinion of Shearman & Sterling LLP, as special U.S. Tax Counsel regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 7 to the registration statement filed on form S-1 for Internet HOLDRS.

*24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 14, 1999 as part of the registration statement filed on form S-1 for Internet HOLDRS.

*24.2 Power of Attorney of Ahmass L. Fakahany, filed on November 28, 2000 as part of post-effective Amendment No. 3 to the registration statement filed on form S-1 for Internet HOLDRS.

*24.3 Power of Attorney of Dominic Carone, filed on November 28, 2000 as part of post-effective Amendment No. 3 to the registration statement filed on form S-1 for Internet HOLDRS.

*24.4 Power of Attorney of Thomas H. Patrick, filed on November 28, 2000 as part of post-effective Amendment No. 3 to the registration statement filed on form S-1 for Internet HOLDRS.

*24.5 Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas H. Patrick and Dominic A. Carone.

 24.6 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.

---------------------
*  Previously filed.